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                                                                    EXHIBIT 10.9

                            ONEPOINT COMMUNICATIONS

                               STOCK APPRECIATION
                                  RIGHTS PLAN


                             EFFECTIVE DATE 1/1/98
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CONTENTS


Article 1.  Establishment, Objectives, and Duration     1

Article 2.  Definitions                                 1

Article 3.  Administration                              3

Article 4.  SARs Available for Grant                    4

Article 5.  Eligibility and Participation               4

Article 6.  Stock Appreciation Rights                   4

Article 7.  Beneficiary Designation                     6

Article 8.  Rights of Employees                         6

Article 9.  Public Offering of Company Securities       6

Article 10. Amendment, Modification, and Termination    6

Article 11. Tax Withholding                             6

Article 12. Indemnification                             6

Article 13. Successors                                  7

Article 14. Nature of the Plan                          7

Article 15. Legal Construction                          7
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ONEPOINT COMMUNICATIONS, CORP.
STOCK APPRECIATION RIGHTS PLAN

 ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

   1.1 ESTABLISHMENT OF THE PLAN. OnePoint Communications, Corp., a Delaware corporation (hereinafter the "Company"), hereby establishes an incentive compensation plan to be known as the "OnePoint Communications, Corp. Stock Appreciation Rights Plan" (hereinafter the "Plan"), as set forth in this document. The Plan permits the grant of Stock Appreciation Rights.

   The Plan shall become effective as of January 1, 1998 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

   1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company's goals and that link and align the personal interests of all Participants; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

   1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Company's Chairman to alter, amend, suspend, or terminate the Plan at any time pursuant to Article 9 hereof, until payments with respect to all Stock Appreciation Rights subject to it shall have been made according to the Plan's provisions.

 ARTICLE 2. DEFINITIONS

   Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1  "AWARD" means a grant under the Plan of Stock Appreciation Rights.

     2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to the Award granted to such Participant under the Plan.

     2.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.4 "COMMITTEE" means the Compensation Committee appointed by the Board of Directors of the Company to administer the Plan with respect to grants of Awards, as specified in Article 3 herein.

     2.5 "COMPANY" means OnePoint Communications, Corp., a Delaware Corporation, or any successors thereto.

     2.6 "DISABILITY" shall have the meaning ascribed to such term in the governing long-term disability plan pursuant to which the Participant may be entitled to benefits, if any, or if there shall be no such plan, as determined by the Committee in its absolute discretion.

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2.7    "EARNINGS MULTIPLE VALUE" of a Share, as of a particular date of determination, means the Company's most recent fiscal year EBITDA, multiplied by eight (8), less any and all outstanding debt, unreturned preferred capital, and unpaid dividends, and divided by 1,111,125 (i.e., the total number of Shares and options to acquire shares outstanding as of June 30, 1998); provided, however, that in the event the Company issues, after June 30, 1998, additional Shares or options or similar rights to acquire Shares (but not including the granting of Stock Appreciation Rights pursuant to this Plan), or engages in any transaction described in Section 4.2 herein, the number 1,111,125 shall be adjusted as may be determined to be appropriate and equitable by the Committee, in its sole discretion.

2.8 "EBITDA" shall mean the Company's earnings before interest, taxes, depreciation, and amortization, on a consolidated basis, as determined by the Committee in its sole discretion.

2.9    "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section
       1.1 hereof.

2.10   "EMPLOYEE" means any employee of the Company.

2.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.12 "FAIR MARKET VALUE" of a Share as of a particular date means (a) if the Company is not a Public Company or if the Company is a Public Company and Shares are not publicly traded, the Earnings Multiple Value of a Share or
       (b) if the Company is a Public Company and Shares are publicly traded, the average closing sale price of a Share on the principal securities exchange on which the Shares are publicly traded or, if the Shares are not listed on an exchange, then the average of the closing bid and asking prices of a Share, in each case, for the thirty (30) trading days preceding such date of determination. Notwithstanding the above, the Committee may establish the Fair Market Value of a Share in the event of a Triggering Event or otherwise; provided, however, that in no event shall such Fair Market Value be less than (a) or (b) above.

2.13 "GRANT PRICE" means the reference price from which the economic value, if any, of an SAR may be derived, which shall be established as provided in
       Section 6.3 herein.

2.14 "INCREASE IN SHARE VALUE" as of a particular date shall mean, with respect to an Award, unless the related Award Agreement provides otherwise, the excess, if any, of (a) over (b) where (a) and (b) are defined as follows:

       (a) The Fair Market Value of a Share as of such determination date; and

       (b) The Grant Price of the SAR.

2.16 "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan.

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2.17   "PERSON" means any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision or any other entity.

2.18 "PUBLIC" OR "PUBLIC COMPANY" means that the Company has publicly offered equity securities which require registration under the Exchange Act.

2.19 "PUBLIC OFFERING" means a public offering of shares of common stock of the company registered under the Securities Act of 1933, as amended from time to time, or any successor thereto.

2.20 "SHARE" means: (a) if the Company is not a Public Company, a notional share of common stock of the Company, determined as if 1,111,125 shares of common stock were outstanding (provided, however, that such number shall be adjusted as described in Section 2.7 herein); or (b) if the Company is a Public Company, an actual share of common stock of the Company.

2.21   "STOCK APPRECIATION RIGHT" or "SAR" means the right, as granted under
       Article 6 herein, to the Increase in Share Value, as further described in the related Award Agreement.

2.22 "THIRD PARTY" means any Person who is not Ventures in Communications II; LLC, an Illinois limited liability company, or James A. Otterbeck, or an affiliate of either of such Persons.

2.23   "TRIGGERING EVENT" means the consummation of any of the following events:
       (i) the complete liquidation of the Company; or (ii) the sale to a Third Party of all but a de minimis amount of the assets of the Company pursuant to a plan of liquidation or otherwise; (iii) a Public Offering of more than 50% of the Shares; or (iv) any other transaction determined by the Committee, in its sole discretion, to be a Triggering Event; provided, however, that a Triggering Event shall not be deemed to occur unless and until all unreturned preferred capital has been met.

 ARTICLE 3. ADMINISTRATION

   3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the sole discretion of, the Board of Directors of the Company.

   3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation of the Company, and subject to the provisions herein, the Committee shall have full and absolute discretionary power to select Employees who shall participate in the Plan; determine the Award sizes; determine the terms and conditions of Awards and Award Agreements in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan (including, without limitation, any Award Agreement); establish, amend, or waive rules and regulations for the Plan's administration; and, subject to the provisions of Article 10 herein, amend the terms and conditions of any outstanding Award to the extent such terms and

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conditions are within the discretion of the Committee as provided in the Plan and the related Award Agreement. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

   3.3 DECISIONS BINDING. All interpretations, determinations, and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all Persons, including the Company, stockholders of the Company, Employees, Participants, and their estates and beneficiaries.

 ARTICLE 4. SARS AVAILABLE FOR GRANT

   4.1  NUMBER OF SARS AVAILABLE FOR GRANT. Subject to adjustment as provided in
Section 4.2 herein, on the Effective Date, the number of Shares covered by SARs hereby reserved for grant under the Plan shall be 166,669.

   4.2 ADJUSTMENTS. In the event of any Company transaction impacting the capital structure of the Company, such as any merger, consolidation, or other distribution of ownership interests or property of the Company, any reorganization, or any partial or complete liquidation of the Company, such adjustment shall be made in the number of Shares covered by SARs available for grant and the number of Shares covered by, and/or the Grant Price of, SARs subject to outstanding Awards granted under the Plan, and/or calculations of the Increase in Share Value under outstanding Award Agreements, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent diminution or enlargement of rights; provided, however, that unless the Committee determines otherwise, in the event of any Public Offering of Shares, no such adjustment shall be necessary to prevent diminution or enlargement of Participants' rights except as may be required to convert the non-Public Company notional shares into actual shares of common stock in the Public Company.

 ARTICLE 5. ELIGIBILITY AND PARTICIPATION

   5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all active full-time Employees of the Company.

   5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the amount of each Award and the terms and conditions related thereto.

 ARTICLE 6. STOCK APPRECIATION RIGHTS

   6.1 GRANT OF SARS. Subject to the terms and provisions of the Plan, SARs may be granted to one or more Participants in such number, and upon such terms and conditions, and at any time and from time to time as shall be determined by the Committee.

   6.2 AWARD AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares covered by the SAR, and such other provisions as the Committee shall determine. Award Agreements may differ among Participants. The grant to a Participant of certain benefits under an Award Agreement shall not confer upon any other Participant or any future Participant a right to the same or similar benefits.

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   6.3  GRANT PRICE. At the Committee's discretion, the Grant Price for each SAR under this Plan may be below, at, or above the Fair Market Value of a Share on the date the SAR is granted.

   6.4 DURATION OF SARS. Each SAR granted to an Employee shall expire at such time as the Committee shall determine at the time of grant and as set forth in the related Award Agreement; provided, however, that unless otherwise expressly designated by the Committee at the time of grant, no payment request shall be made with respect to an SAR later than the tenth (10th) anniversary date of its grant.

   6.5 VESTING AND PAYMENTS WITH RESPECT TO SARS. Participants granted SARs under this Article 6 shall be entitled to payments with respect thereto at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve (as reflected in the related Award Agreement), which need not be the same for each grant or for each Participant.

   Participants granted SARs under this Article 6 shall be entitled to payments with respect to an SAR by the delivery of a written request for payment to the Company, setting forth the number of Shares with respect to which payment under the SAR is to be made and satisfaction of any other conditions to payment set forth in the related Award Agreements.

   6.6 PAYMENT OF SAR. Unless otherwise provided in an Award Agreement, upon delivery of a written request for payment and satisfaction of the other terms and requirements set forth in an Award Agreement, the Participant shall be entitled to the timely payment of an amount equal to the Increase in Share Value, multiplied by the number of Shares with respect to which payment under the SAR is requested.

   6.7 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment with respect to a SAR after the Participant shall no longer be an Employee. Such provisions shall be determined in the absolute discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

   6.8 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SARs granted under this Article 6 may be sold, transferred, pledged, assigned, participated, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and any attempted sale, transfer, pledge, assignment, participation, or other alienation or hypothecation in violation of the foregoing shall be null and void. Further, except as otherwise provided in the Participant's Award Agreement, payment requests with respect to all SARs granted to a Participant under this Article 6 shall be made during his or her lifetime only by such Participant.

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 ARTICLE 7. BENEFICIARY DESIGNATION

   Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. Beneficiaries may be changed without notice to prior beneficiaries. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

 ARTICLE 8. RIGHTS OF EMPLOYEES

   8.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company, nor be deemed a waiver or modification of any agreement between the Employee and the Company.

   8.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

 ARTICLE 9. PUBLIC OFFERING OF COMPANY SECURITIES

   In the event of a Public Offering of Shares, the Committee in its absolute discretion may elect to convert an Award into an option to purchase Shares or to pay out SARs in the form of Shares. The right of the Committee to make any such determination shall be included in the Award Agreement entered into with each Participant, and need not be uniform among all SARs issued pursuant to the Plan.

 ARTICLE 10. AMENDMENT, MODIFICATION, AND TERMINATION

   The Committee may, at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

 ARTICLE 11. TAX WITHHOLDING

   The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

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 ARTICLE 12. INDEMNIFICATION

   Each Person who is or shall have been a member of the Committee shall be indemnified by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan. Such Person shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her; provided, he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Operating Agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

 ARTICLE 13. SUCCESSORS

   All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

 ARTICLE 14. NATURE OF THE PLAN

   The Plan constitutes a mere promise by the Company to make benefit payments in the future. A Participant has the status of a general unsecured creditor of the Company. Nothing contained herein shall be deemed to create a trust or fund of any kind or create any fiduciary relationship.

 ARTICLE 15. LEGAL CONSTRUCTION

   15.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

   15.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   15.3 REQUIREMENTS OF LAW. The granting of Awards under the Plan and any Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

   15.4 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

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